                                                                    EXHIBIT 11.1

                               LIGHTBRIDGE, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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
                                                                  THREE MONTHS            THREE MONTHS
                             YEARS ENDED SEPTEMBER 30,         ENDED DECEMBER 31,        ENDED MARCH 31,
                          ----------------------------------  ----------------------  ----------------------
                            1993        1994        1995         1994        1995        1995        1996
                          ---------  ----------  -----------  ----------  ----------  ----------  ----------
PRO-FORMA:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........                           6,515,474   6,514,896   6,516,264   6,514,863   6,588,392
 Assumed Conversion of
  Preferred Stock.......                           5,247,324   5,247,324   5,247,324   5,247,324   5,247,324
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........                                 --      480,753     499,313         --      490,497
 SAB 83 Shares (treasury
  stock method).........                           1,007,615   1,007,615   1,007,615   1,007,615   1,007,615
                                                 -----------  ----------  ----------  ----------  ----------
 Total..................                          12,770,413  13,250,587  13,270,516  12,769,802  13,333,827
                                                 ===========  ==========  ==========  ==========  ==========
 Net Income Applicable
  to Common Stock.......                         $(2,432,914) $  411,723  $   72,205  $ (846,910) $   22,891
                                                 ===========  ==========  ==========  ==========  ==========
 Pro-Forma Income per
  Common Share..........                         $     (0.19) $     0.03  $     0.01  $    (0.07) $     0.00
                                                 ===========  ==========  ==========  ==========  ==========
PRIMARY:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,673,450   6,500,141    6,515,473   6,514,896   6,516,264   6,514,863   6,588,982
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      397,081          --      480,753     499,313         --      490,497
 SAB 83 Shares (treasury
  stock method).........  1,007,615   1,007,615    1,007,615   1,007,615   1,007,615   1,007,615   1,007,615
                          ---------  ----------  -----------  ----------  ----------  ----------  ----------
 Total..................  6,681,065   7,904,836    7,523,088   8,003,263   8,023,192   7,522,478   8,086,503
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
 Net Income (Loss)......  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $ (846,910) $   22,891
 Dividends Accreted on
  Preferred Stock.......   (150,421)   (182,544)    (182,544)    (45,635)    (45,635)    (45,635)    (45,635)
                          ---------  ----------  -----------  ----------  ----------  ----------  ----------
 Net Income (Loss)
  Applicable to Common
  Stock.................  $(275,844) $  767,728  $(2,615,458) $  366,088  $   26,570  $ (892,545) $  (22,744)
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
 Primary Income per Com-
  mon Share.............  $   (0.04) $     0.10  $     (0.35) $     0.05  $     0.00  $    (0.12) $    (0.00)
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
FULLY DILUTED:
 Weighted Average Number
  of Common and Common
  Equivalent Shares
  Outstanding:
 Common Stock...........  5,673,450   6,500,141    6,515,473   6,514,896   6,516,264   6,514,863   6,588,392
 Assumed Conversion of
  Preferred Stock.......  2,910,621   3,243,326    3,243,326   3,243,326   3,243,326   3,243,326   3,243,326
 Common Equivalent
  Shares Resulting from
  stock options and
  warrants (treasury
  stock method).........        --      464,201          --      480,753     499,313         --      490,497
 SAB 83 Shares (treasury
  stock method).........  1,007,615   1,007,615    1,007,615   1,007,615   1,007,615   1,007,615   1,007,615
                          ---------  ----------  -----------  ----------  ----------  ----------  ----------
 Total..................  9,591,686  11,215,282   10,766,413  11,246,589  11,266,518  10,765,804  11,329,829
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
 Net Income Applicable
  to Common Stock.......  $(125,423) $  950,272  $(2,432,914) $  411,723  $   72,205  $ (846,910) $   22,891
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
 Fully Diluted Income
  per Common Share......  $   (0.01) $     0.08  $     (0.23) $     0.04  $     0.01  $    (0.08) $     0.00
                          =========  ==========  ===========  ==========  ==========  ==========  ==========
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